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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Intermune, Inc. for the registration of common stock with a maximum aggregate offering price of $150,000,000 and to the incorporation by reference therein of our report dated February 9, 2001 with respect to the financial statements of Intermune, Inc. included in its Annual Report, as amended, (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

    /s/ Ernst & Young LLP

Palo Alto, California
December 21, 2001

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS